Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 6, 2025, relating to the financial statements of EGH Acquisition Corp., which is included in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 15, 2025

Updated Dec. 3, 2020	Page 1 of 1